Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.
 ORBITAL TRACKING CORP.

PROMISSORY NOTE

$122,535.53 Original Issuance Date: February 19, 2015
Maturity Date: February 19, 2016

FOR VALUE RECEIVED,  Orbital Tracking Corp., a Nevada corporation (the “Company”), promises to pay to David Phipps  (the “Holder”) on or prior to the Maturity Date, the  principal amount of  One Hundred and Twenty Two Thousand, Five Hundred and Thirty Five Dollars and Fifty Three Cents ($122,535.53) (the “Principal Amount”), subject to adjustment as hereinafter provided in this Note.

The following is a statement of the rights and obligations of the Company and the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Incorporation by Reference.  This Note is being issued pursuant to that certain Share Exchange Agreement dated as of February __, 2015 (the “Exchange Agreement”) by and among the Company, the Holder, Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”), and the other Shareholders thereof.  All terms not defined herein shall have the meanings assigned to them in the Exchange Agreement.

2. Payment of the Principal Amount; Adjustment.

(a) On each one (1) month anniversary of the date hereof (a “Payment Date”), and until the Principal Amount is paid in full, the Company shall pay to the Holder an amount equal to the Gross Proceeds (hereinafter defined) actually received by the Company (or any subsidiary thereof) in each such month.

(i) All payments under this Note shall be made in lawful tender of the United States no later than 5:30 pm, Eastern Standard Time, on the date on which such payment is due, by wire transfer of immediately available funds to the account identified, in writing, by the Holder prior to the Payment Date. Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday, or the equivalent for banks generally under the laws of the State of New York (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day.

(ii) Each payment made by Company under this Section 2(a) (a “Payment”) shall be accompanied by a report certified by Company’s Chief Financial Officer showing the calculation of Gross Proceeds  and an itemization of the components thereof (each a “Payment Report”).

(b) Unless the Holder notifies Company in writing within ten (10) days  after the Holder’s receipt of each Payment and a Payment Report, as aforesaid, that the Holder disagrees with the calculation of Gross Proceeds, such calculation shall be conclusive and binding on Company and the Holder, except as otherwise provided in Section 2(d) below.

(c) Company will maintain from and after the Original Issuance Date and for a period of six (6) months from the Maturity Date, all of its books and records relating to Gross Proceeds.  The Holder, or his duly authorized representatives and/or accountants, shall have the right, during normal business hours, upon reasonable notice and as requested, to audit such books and records at its cost and expense (except as provided below).  If such audit reveals a shortfall in the amount of any Payment due to the Holder pursuant to Section 2(a), the amount of the shortfall shall be promptly paid by Company to the Holder after the discovery thereof.  If any such payment shortfall exceeds five percent (5%) of the amount of the Payment due to the Holder, Company shall promptly reimburse the Holder for the reasonable, documented and invoiced costs incurred by Holder in connection with such audit.

(d) Any disputes between the Company and the Holder with respect to the amount of a Payment and/or the Gross Proceeds payable to the Holder shall be resolved by an arbiter to be selected as set forth in subsection (e) below (the “Arbiter”) for final resolution in accordance with the terms and provisions of this Note and the Exchange Agreement.  The Arbiter’s determination of the Gross Proceeds shall be conclusive and binding upon the Company and the Holder.  The fees and expenses of the Arbiter in acting under this Section 2 shall be borne by the party that the Arbiter determines to be least correct (in net dollar terms) in its determination of the Gross Proceeds.

(e) The Arbiter shall be a regional or nationally recognized accounting firm jointly selected by the Company and the Holder (other than any accounting firm which has been employed by the Holder,  the Company, or any of their respective affiliates, in the last two (2) years) (an “independent accounting firm”).  In the event that the Company and the Holder are unable to jointly agree upon the Arbiter, then the Company, on the one hand, and the Holder, on the other hand, shall each select an independent accounting firm to select the Arbiter, and such two (2) independent accounting firms shall have twenty (20) days thereafter to mutually select the Arbiter, which selection shall be binding upon the Company and the Holder.

(f) Notwithstanding any provision of this Note or the Exchange Agreement to the contrary, the Principal Amount of this Note will, if necessary, be adjusted on the Maturity Date to reflect an amount equal to that amount, if any, by which the aggregate Gross Proceeds received as of such date is less than the Principal Amount.  For these purposes, “Gross Proceeds” shall mean the gross proceeds received by the Company (or any subsidiary thereof) from the sale of the Inventory from the date of this Note to and including the Maturity Date.

(g) This Note shall be non-interest bearing.

3. Event of Default.

(a) For purposes of this Note, an “Event of Default” means:

(i) the Company shall be in breach of any obligation, covenant or representation made in this Note or the Exchange Agreement; or

(ii) the Company shall (a) become insolvent; (b) dissolve or terminate its existence; (c) admit in writing its inability to pay its debts generally as they mature; (d) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (e) apply for or consent to the appointment of a trustee, liquidator, receiver or similar official for it or for a substantial part of its property or business; or

(iii) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(iv) any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(v) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding.

Upon the occurrence of an Event of Default, the entire unpaid and outstanding indebtedness due under this Note shall be immediately due and payable without notice and Holder shall be entitled to such additional rights and remedies as are provided by law.

(b) As soon as possible and in any event within two days after the Company becomes aware that an Event of Default has occurred, the Company shall notify the Holder in writing of the nature, extent and time of and the facts surrounding such Event of Default, and the action, if any, that the Company proposes to take with respect to such Event of Default.

4. Miscellaneous.

(a) Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and, in the case of mutilation, on surrender and cancellation of this Note (or what remains thereof), the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date of this Note.

(b) Storage and Insurance of Inventory.   The Company agrees that following the Closing and as long as any of the Inventory remains unsold, it shall cause GTCL to purchase or maintain appropriate insurance for the Inventory and shall store the Inventory at its United Kingdom office, all as more specifically provided in the Exchange Agreement.

(c)  Sales to Purchasers.  The Company and the Holder agree that the Inventory may be sold to affiliates of the Company or Holder or to non-affiliated third parties.

(d) Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(e) Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(f) Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be either sent by United States certified mail, return receipt requested, postage prepaid, facsimile with printed confirmation, nationally recognized overnight carrier or courier service, receipt acknowledged, or personal delivery, receipt acknowledged, and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

Orbital Tracking Corp.
1990 N California Blvd., 8th Floor
Walnut Creek, California 94596
Attention: David Rector, CEO

With a copy to:

Harvey Kesner, Esquire
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006

To the Holder:

David Phipps
2A Mornish Road, Poole
Dorset, BH13 7BZ, United Kingdom

         (g)           Expenses; Attorneys’ Fees.  If action is instituted to enforce or collect this Note, the Company promises to pay or reimburse all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Holder in connection with such action.

         (h)           Successors and Assigns.  This Note may not be assigned or transferred by the Company without the express written consent of the Holder.  This Note may only be assigned or transferred by Holder subject to applicable securities laws.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

                      (i)           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising on the part of the Holder, any right, option, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, option, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, option, remedy, power or privilege.  The rights, options, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, options, remedies, powers and privileges provided by law.

                                (j)           Governing Law; Jurisdiction.  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws.  Any action or proceeding brought for the purpose of enforcement of any term or provision of this Note shall be brought only in the Federal or state courts sitting in New York County, and the parties hereto hereby waive any and all rights to trial by jury.  By their execution hereof, the parties hereto consent and irrevocably submit to the in personam jurisdiction of the Federal and state courts located in the City, County and State of New York and agree that any process in any suit or proceeding commenced in such courts under this Note may be served upon them personally or by United States certified mail, return receipt requested, or by Federal Express or other recognized courier service, with the same force and effect as if personally served upon them in New York County.  The parties hereto hereby waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

                (k)           Entire Agreement. This Note, together with the applicable provisions of the Exchange Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Note, supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect thereto, and cannot be modified or amended except pursuant to a written instrument signed by both the Company and the Holder.  To the extent that there is any inconsistency between the terms and provisions of this Note and the applicable terms and provisions of the Exchange Agreement, the terms and provisions of this Note shall govern and control.

[signature page follows immediately]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

ORBITAL TRACKING CORP.

By:       /s/ David Rector
Name:  David Rector
Title:    CEO

Acknowledged and accepted:

HOLDER
/s/ David Phipps
David Phipps